EXHIBIT 99.1

FOR IMMEDIATE RELEASE	MARCH 8, 2006

TANDY LEATHER FACTORY REPORTS 2005 FINANCIAL RESULTS-
NET INCOME INCREASES 40% OVER 2004

FORT WORTH, TEXAS - Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the year and fourth quarter ended December 31, 2005. Consolidated net income for the quarter was $1.2 million compared to consolidated net income of $739,000 for the fourth quarter of 2004. Fully diluted earnings per share for the quarter were $0.11, compared to $0.06 for the same quarter of the previous year. Total sales for the quarter ended December 31, 2005 increased 13.1% to $14.0 million from $12.4 million for the fourth quarter of 2004. Consolidated sales for the year ended December 31, 2005 were $50.7 million, an increase of 9.9% over total sales of $46.1 million for 2004. Consolidated net income for 2005 was $3.7 million or $0.34 per fully-diluted share versus $2.6 million or $0.24 per fully-diluted share for 2004.

Sales in the Retail Leathercraft division for the fourth quarter of 2005 increased $1.1 million over the previous year's fourth quarter, representing a 26% improvement. Fifty Tandy Leather retail stores comprised Retail Leathercraft’s operations on December 31, 2005, compared to forty-two retail stores a year earlier. Two stores were added in the fourth quarter of 2005, bringing the total number of new stores added in 2005 to eight. For 2005, Retail Leathercraft’s sales increased $4.5 million, or 33%, over 2004.

Fourth quarter sales for the Wholesale Leathercraft division, which includes the thirty Leather Factory wholesale centers and national accounts group, increased $514,000 over the same quarter of 2004, a 6.7% improvement. The wholesale centers' sales increased $416,000, or 6.3%, and national account sales were up $97,000, or 9.5%. For the year, Wholesale Leathercraft’s sales were up $414,000, or 1.4%. Sales in the wholesale centers increased $877,000, or 3.5%, while sales to national accounts were down $463,000, or 8.7%, for the year.

Consolidated gross profit margin for the fourth quarter was 56.5%, an improvement from 54.7% for the fourth quarter of 2004. For 2005, consolidated gross profit margin was 56.7%, an improvement over the previous year's gross profit margin of 55.1%. Consolidated operating expenses for the fourth quarter of 2005 were 43.8% of sales, improving from 45.2% for the same quarter of 2004. Operating expenses totaled 45.7% of sales for 2005, a slight improvement from 45.9% for 2004.

Wray Thompson, Chairman and Chief Executive Officer, commented, "We are very pleased with our results for 2005. Our sales grew by 10%, but more importantly, our operating profit was up by 30%, which tells me that we’re gaining operating efficiency. We expect to carry that momentum into 2006 with the Tandy Leather store chain driving sales growth. Our goal for 2006 will be continued sales growth with greater earnings growth. As a result, while we’re not changing our 2006 revenue guidance at this point, we are raising our 2006 earnings guidance."

Financial Outlook:

The following statements are based on TLF's current expectations as of March 8, 2006. These statements are forward-looking statements and should be read in conjunction with the cautionary information about these statements that appears below.

The Company estimates consolidated net sales for 2006 will be in the range of $53 to $56 million and diluted EPS is expected to be in the range of $0.40 to $0.44. Average diluted shares outstanding in 2006 are estimated to be approximately 11 million shares. The Company assumes an effective tax rate annually between 35% and 37%.

Tandy Leather Factory, Inc., headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, belt buckles and adornments, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products as The Leather Factory through its wholesale distribution centers and as Tandy Leather Company through its retail stores. Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:	Wray Thompson, Tandy Leather Factory, Inc.	(817) 496-4414
	Shannon L. Greene, Tandy Leather Factory, Inc.	sgreene@leatherfactory.com

This news release may contain forward-looking statements. All forward-looking statements made here or in other news releases issued by Tandy Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of Tandy Leather Factory, Inc. to differ materially from management’s current expectations. Many of these risks and uncertainties are detailed from time to time in TLF’s reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Investors are reminded that past performance may not be predictive of future results.

Selected financial data:

	Quarter Ended 12/31/05		Quarter Ended 12/31/04
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$8,209,725	$1,039,005	$7,695,753	$706,509
Retail Leathercraft	5,445,594	723,009	4,322,466	549,784
Other	397,906	22,109	407,301	(74,060)
Total Operations	$14,053,225	$1,784,123	$12,425,520	$1,182,233

	Twelve Months Ended 12/31/05		Twelve Months Ended 12/31/04
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$31,046,268	$3,721,890	$30,630,121	$3,013,316
Retail Leathercraft	18,023,214	1,766,960	13,515,662	1,210,566
Other	1,650,092	84,560	2,000,501	34,565
Total Operations	$50,719,574	$5,573,410	$46,146,284	$4,258,447

Tandy Leather Retail Stores		Quarter Ended 12/31/05		Quarter Ended 12/31/04
	# of stores	Sales	# of stores	Sales
Stores opened prior to 10/01/04	39	$4,671,016	39	$4,219,535
Stores opened after 10/01/04	11	774,578	3	102,931
Total Sales - Tandy Leather		$5,445,594		$4,322,466

Tandy Leather Retail Stores		Year Ended 12/31/05		Year Ended 12/31/04
	# of stores	Sales	# of stores	Sales
Stores opened prior to 07/01/04	32	$13,695,434	32	$12,687,566
Stores opened after 07/01/04	18	4,327,780	10	828,096
Total Sales - Tandy Leather		$18,023,214		$13,515,662

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2005 AND 2004

	Three Months		Twelve Months
	2005	2004	2005	2004
NET SALES	$14,053,225	$12,425,520	$50,719,574	$46,146,284
COST OF SALES	6,119,138	5,630,880	21,964,530	20,706,239
Gross Profit	7,934,087	6,794,640	28,755,044	25,440,045

OPERATING EXPENSES	6,149,964	5,612,406	23,181,633	21,181,599
INCOME FROM OPERATIONS	1,784,123	1,182,234	5,573,411	4,258,446

Interest expense	-	12,380	3,188	53,400
Other, net	(33,287)	(5,090)	(137,690)	(8,600)
Total other expense	(33,287)	7,290	(134,502)	44,800

INCOME BEFORE INCOME TAXES	1,817,410	1,174,944	5,707,913	4,213,646
PROVISION FOR INCOME TAXES	636,676	435,464	1,994,199	1,559,605
NET INCOME	$1,180,734	$739,480	$3,713,714	$2,654,041

NET INCOME PER COMMON SHARE - BASIC	$0.11	$0.07	$0.35	$0.25
NET INCOME PER COMMON SHARE - DILUTED	$0.11	$0.06	$0.34	$0.24

Weighted Average Number of Shares Outstanding:
Basic	10,735,702	10,554,776	10,643,004	10,543,994
Diluted	11,047,426	10,888,883	10,976,240	10,961,993

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	12/31/05 (unaudited)	12/31/04
Cash	$3,215,727	$2,560,202
Accounts receivable, net of allowance for doubtful accounts	2,178,848	2,032,289
Inventory	15,669,182	12,749,709
Deferred income taxes	273,872	199,308
Other current assets	358,058	629,723
Total current assets	21,695,687	18,171,231
Property and equipment, net	1,759,477	1,904,565
Goodwill and other intangibles, net	1,145,578	1,180,618
Other assets	1,079,731	910,749
	$25,680,473	$22,167,163

Accounts payable	$1,220,420	$1,954,146
Accrued expenses and other liabilities	2,550,573	1,682,003
Income taxes payable	199,581	22,764
Notes payable and current maturities of long-term debt	134,067	134,067
Total current liabilities	4,104,641	3,792,980
Deferred income taxes	206,253	313,006
Notes payable and long-term debt, net of current maturities	111,722	750,944
Total liabilities	4,422,616	4,856,930

Common stock	25,780	25,345
Paid-in capital	4,988,445	4,796,999
Treasury stock (5,859 shares)	(25,487)	(25,487)
Retained earnings	16,172,475	12,458,760
Accumulated other comprehensive loss	96,644	54,616
Total Stockholders' Equity	21,257,857	17,310,233
	$25,680,473	$22,167,163

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,713,714	$2,654,041
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	456,706	452,654
Loss on disposal of assets	(9,145)	(2,000)
Deferred income taxes	(181,317)	38,721
Other	38,276	20,123
Net changes in assets and liabilities:
Accounts receivable-trade, net	(146,559)	(112,738)
Inventory	(2,919,473)	(1,303,762)
Income taxes	176,817	228,787
Other current assets	271,665	(102,163)
Accounts payable	(733,726)	406,357
Accrued expenses and other liabilities	868,570	658,692
Total adjustments	(2,178,186)	284,670
Net cash provided by operating activities	1,535,528	2,938,711

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(272,826)	(369,559)
Payments in connection with businesses acquired	-	(556,794)
Proceeds from sale of assets	9,145	2,000
Increase in other assets	(168,982)	10,280
Net cash used in investing activities	(432,663)	(914,073)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in revolving credit loans	(505,154)	(1,287,830)
Payments on notes payable and long-term debt	(134,067)	(23,478)
Payments received on notes secured by common stock	-	20,000
Repurchase of common stock (treasury stock)	-	(25,487)
Proceeds from issuance of common stock	191,881	124,015
Net cash used in financing activities	(447,340)	(1,192,780)

NET CHANGE IN CASH	655,525	831,858
CASH, beginning of period	2,560,202	1,728,344

CASH, end of period	$3,215,727	$2,560,202

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$3,188	$59,773
Income taxes paid during the period, net of (refunds)	1,954,364	1,197,347

NON-CASH INVESTING ACTIVITIES:
Equipment acquired under capital lease financing arrangements	-	$402,201